Exhibit 4.8

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

STOCK SUBSCRIPTION WARRANT

To Purchase Common Stock of

Rigel Pharmaceuticals, Inc.

DATE OF INITIAL ISSUANCE:  January 24, 2002

THIS CERTIFIES THAT for value received, TBCC FUNDING TRUST II or its registered assigns (hereinafter called the “Holder”) is entitled to purchase from Rigel Pharmaceuticals, Inc., a Delaware corporation (the “Company”), at any time during the Term of this Warrant, Twenty-three Thousand Eight Hundred Ten (23,810) shares of common stock of the Company (the “Common Stock”), at the Warrant Price, payable as provided herein.  The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained.  This Warrant may be exercised in whole or in part.

SECTION 1.         Definitions.

For all purposes of this Warrant, the following terms shall have the meanings indicated:

Common Stock - shall mean and include the Company’s authorized Common Stock, as constituted at the date hereof.

Exchange Act - shall mean the Securities Exchange Act of 1934, as amended from time to time.

Securities Act - the Securities Act of 1933, as amended from time to time.

Term of this Warrant - shall mean the period beginning on the date of initial issuance hereof and ending on January 31 , 2007.

Warrant Price — $4.20 per share, subject to adjustment in accordance with Section 6 hereof.

Warrants - this Warrant and any other Warrant or Warrants issued in connection with the Master Loan and Security Agreement dated January 24, 2002 executed by the Company and Transamerica Technology Finance Corporation (the “Loan Agreement”) to the original holder of this Warrant, or any transferees from such original holder or this Holder.

Warrant Shares — 23,810 shares of Common Stock, subject to adjustment or change as herein provided, purchased or purchasable by the Holder of this Warrant upon the exercise hereof.

SECTION 2.         Exercise of Warrant.

2.1          Procedure for Exercise of Warrant.  To exercise this Warrant in whole or in part (but not as to any fractional share of Common Stock), the Holder shall deliver to the Company at its office referred to in Section 15hereof at any time and from time to time during the Term of this Warrant: (i) the Notice of Exercise in the form attached hereto, (ii) cash, certified or official bank check payable to the order of the Company, wire transfer of funds to the Company’s account, or cancellation of any indebtedness of the Company to the Holder (or any combination of any of the foregoing) in the amount of the Warrant Price for each share being purchased, and (iii) this Warrant.  Notwithstanding any provisions herein to the contrary, if the Current Market Price (as defined in Section 6) is greater than the Warrant Price (at the date of calculation, as set forth below), in lieu of exercising this Warrant as hereinabove permitted, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the office of the Company referred to in Section 15 hereof, together with the Notice of Exercise, in which event the Company shall issue to the Holder that number of whole shares of Common Stock computed using the following formula:

CS = WCS x (CMP-WP)

CMP

Where

CS                                 equals the number of shares of Common Stock to be issued to the Holder

WCS                    equals the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

CMP                     equals the Current Market Price (at the date of such calculation)

WP                            equals the Warrant Price (as adjusted to the date of such calculation)

In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, shall be delivered to the Holder hereof within a reasonable time, not exceeding five (5) days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof within such time.  The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Holder shall have complied with the conditions for exercise of this Warrant set forth above, irrespective of the date of delivery of such certificate, except that, if the date of such compliance is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

To the extent this Warrant is not previously exercised as to all Common Stock subject hereto prior to the expiration of the term of this Warrant, and if the Current Market Price (as defined in Section 6) of one share of the Common Stock is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to the net issuance (cashless exercise) provisions set forth above (even if not surrendered) immediately before its expiration.  For purposes of such automatic exercise, the Current Market price (as defined in Section 5) of one share of the Common Stock upon such expiration shall be determined pursuant to Section 6.  To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this paragraph, the Company agrees to promptly notify the Holder of the number of shares of Common Stock, if any, the Holder is to receive by reason of such automatic exercise and shall send such certificates representing the shares that the Holder is entitled, to the Holder within a reasonable time not to exceed fifteen (15) days.

2.2          Transfer Restriction Legend.  Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for the Holder thereof (which counsel shall be reasonably satisfactory to the Company) the securities represented thereby are not, at such time, required by law to bear such legend.

SECTION 3.         Covenants as to Common Stock.  The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.  The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of this Warrant or any Common Stock or certificates therefor issuable upon the exercise of this Warrant other than taxes based on the gross or net income of the Holder.  The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.  The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.  If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of this Warrant.

SECTION 4.         Intentionally deleted.

SECTION 5.         Adjustment of Number of Shares.  Upon each adjustment of the Warrant Price as provided in Section 6, the Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, only the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

SECTION 6.         Adjustment of Warrant Price.  The Warrant Price shall be subject to adjustment from time to time as follows:

(i)  If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

(ii)  If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Warrant Price shall appropriately increase so that the number of shares of Common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

(iii)  In case, at any time during the Term of this Warrant, the Company shall declare a cash dividend upon its Common Stock payable otherwise than out of earnings or earned surplus or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Company convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Warrant Price in effect thereafter shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the difference between (x) the Current Market Price of one share of Common Stock and (y) the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the amount of cash, stock, securities, evidences of indebtedness, assets, options or rights, as the case may be, so distributed in respect of one share of Common Stock, and of which the denominator shall be such Current Market Price.

(iv)  All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-tenth (1/10) of a share, as the case may be.

(v)  For the purpose of any computation pursuant to this Section 6, the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 5 consecutive business days ending on the last business day before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 5 business day period).  The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or as reported by Nasdaq (or if the Common Stock is not at the time listed or admitted for trading on any such exchange or if prices of the Common Stock are not reported by Nasdaq then such price shall be equal to the average of the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service, if such quotation is not reported by The National Quotation Bureau Incorporated); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (v) are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Company.

(vi)  Whenever the Warrant Price shall be adjusted as provided in Section 6, the Company shall prepare a statement showing the facts requiring such adjustment and the Warrant Price that shall be in effect after such adjustment.  The Company shall cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder of this Warrant at its, his or her address appearing on the Company’s records.  Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of subsection (x) of this Section 6.

(vii)  Adjustments made pursuant to clauses (i), (ii) and (iii) above shall be made on the date such dividend, subdivision, split-up, combination or distribution, as the case may be, is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend, subdivision, split-up, combination or distribution.

(viii)  In the event the Company shall propose to take any action of the types described in clauses (i), (ii) and (iii) of this Section 6, the Company shall forward, at the same time and in the same manner, to the Holder of this Warrant such notice, if any, which the Company shall give to the holders of capital stock of the Company.

(ix)  In any case in which the provisions of this Section6shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Holder of all or any part of this Warrant which is exercised after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such exercise before giving effect to such adjustment exercise; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

SECTION 7.         Ownership.

7.1          Ownership of This Warrant.  The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 7.

7.2          Transfer and Replacement.  This Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees (and in the name of the Holder, if a partial transfer is effected) shall be made and delivered by the Company upon surrender of this Warrant duly endorsed, at the office of the Company referred to in Section 15 hereof.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.  This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any transfer or replacement.  Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Holder.  Holder will not transfer this Warrant and the rights hereunder except in compliance with federal and state securities laws.

SECTION 8.         Mergers, Consolidation, Sales.  In the case of any proposed consolidation or merger of the Company with another entity, or the proposed sale of all or substantially all of its assets to another person or entity, or any proposed reorganization or reclassification of the capital stock of the Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, the Company shall give 10 days’ prior written notice thereof to the Holder hereof and lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for the number of shares of such Common Stock purchasable hereunder immediately before such consolidation, merger, sale, reorganization or reclassification.  In any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof shall thereafter be applicable as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant.

Notwithstanding the term of this Warrant fixed pursuant to Section 1 above and the provisions of this Section 8, the right to purchase Common Stock as granted herein shall expire, to the extent not previously exercised, immediately upon the closing of a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation (other than a merger or consolidation for the principal purpose of changing the domicile of the Company), provided (1) that any securities received in such merger or consolidation are publicly traded or all or substantially all of the Company’s capital stock, properties and assets are sold to any other person, in each case where the stockholders of the Company immediately prior to such merger, consolidation or sale of assets own (directly or indirectly) less than 50% of the voting securities of the surviving entity or purchaser of assets in such transaction (collectively, a “Merger”) and (2) that the Company has given thirty (30) days written notice to the Holder stating that a Merger is to be completed and that this Warrant will expire unless exercised prior to or in connection with the Merger, except to the extent assumed by the successor corporation (or parent thereof) in connection with such Merger.  In the event that any outstanding warrants to purchase equity securities of the Company are assumed, this Warrant shall also be similarly assumed.

SECTION 9.         Notice of Dissolution or Liquidation.  In case of any distribution of the assets of the Company in dissolution or liquidation (except under circumstances when the foregoing Section 8 shall be applicable), the Company shall give 10 days’ notice thereof to the Holder hereof and shall make no distribution to shareholders until the expiration of thirty (30) days from the date of mailing of the aforesaid notice and, in any case, the Holder hereof may exercise this Warrant within thirty ten (10) days from the date of the receipt of such notice, and all rights herein granted not so exercised within such ten-day period shall thereafter become null and void.

SECTION 10.       Notice of Extraordinary Dividends.  If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable in shares of its Common Stock, the Company shall mail notice thereof to the Holder hereof not less than ten (10) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder hereof shall not participate in such dividend or other distribution unless this Warrant is exercised prior to such record date.  The provisions of this Section 10shall not apply to distributions made in connection with transactions covered by Section 8.

SECTION 11.       Fractional Shares.  Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the Holder would, except for the provisions of this Section 11, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company) over the Warrant Price for such fractional share.

SECTION 12.       Special Arrangements of the Company.  The Company covenants and agrees that during the Term of this Warrant, unless otherwise approved by the Holder of this Warrant

12.1        Will Not Amend Certificate.  The Company will not amend its Articles or Certificate of Incorporation to eliminate as an authorized class of capital stock that class denominated as “Common Stock” on the date hereof.

12.2        Will Bind Successors.  This Warrant shall be binding upon any corporation or other person or entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.

SECTION 13.       Registration Rights; Etc.   Intentionally omitted.

SECTION 14.       Rule 144 Reporting.    With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the “Commission”) which may permit the sale of the Warrant Shares to the public without registration, the Company agrees to:

                (a)           Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times that the Holder holds Warrant Shares from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                (b)           File with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act at any time after it has become subject to such reporting requirements; and

(c)           So long as the Holder owns any Warrant Shares, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after the end of the ninety (90) day period referred to in clause (i)), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

SECTION 15.       Notices.  Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail to, the Holder at Transamerica Technology Finance Division, 76 Batterson Park Road, Farmington, Connecticut 06032, Attention:  Assistant Vice President, Loan Administration, with a copy to the Lender at Riverway II, West Office Tower, 9399 West Higgins Road, Rosemont, Illinois  60018, Attention:  Legal Department or to such other address as shall have been furnished to the Company in writing by the Holder.  Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the Company at 240 East Grand Avenue, South San Francisco, California 94080, or to such other address as shall have been furnished in writing to the Holder by the Company. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

SECTION 16.       No Rights as Stockholder; Limitation of Liability.  This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company except upon exercise in accordance with the terms hereof.  No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 17.       Law Governing.  THE VALIDITY, INTERPRETATION, AND ENFORCEMENT OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

SECTION 18.       Miscellaneous.

                (a)           This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both parties (or any respective predecessor in interest thereof).  The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

(b)           All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

SECTION 19.       Representations of Holder.

(a)           Investment Representation.  Holder is aware that the Warrant and the Warrant Shares have not been registered under the Securities Act, or qualified under the California Corporate Securities Law of 1968, as amended, or any other state securities of “blue sky” laws.  The Warrant and the Warrant Shares are being acquired by it for investment purposes only and not for sale or with a view to distribution of all or any part of such Warrant or Warrant Shares.

(b)           Access to Information.  Holder has had an opportunity to ask questions and receive answers from the Company regarding the business, financial affairs and other aspects of the Company, and it has further had the opportunity to obtain any information (to the extent the Company possesses or can acquire such information without unreasonable effort or expense) which it deems necessary to evaluate its investment or to verify the accuracy of information otherwise provided to it.

(c)           Investment Experience.  Holder is experienced in evaluating and investing in companies such as the Company, is capable of evaluating the merits and risks of its investment in the Warrant and the Warrant Shares, is able to bear the economic risk of the investment and is prepared to hold the Warrant and the Warrant Shares for an indefinite period of time.  Holder is an “accredited investor,” within the meaning of Regulation D under the Securities Act.

                (d)           Restricted Securities.  Holder understands that the Warrant and the Warrant Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances.  In this connection, Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and the conditions which must be met in order for that Rule to be available for resale of restricted securities, and understands the resale limitations imposed by the Securities Act.

Signature page to follow.

Signature page to Stock Subscription Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on the 24th  day of January, 2002.

Rigel Pharmaceuticals, Inc.

By:	/s/ James H. Welch
Title:	Chief Financial Officer

FORM OF NOTICE OF EXERCISE

[To be signed only upon exercise of the Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER

TO EXERCISE THE WITHIN WARRANT

The undersigned hereby exercises the right to purchase shares of Common Stock which the undersigned is entitled to purchase by the terms of the within Warrant according to the conditions thereof, and herewith

[check appropriate box(es)]

☐            makes payment of $                     therefor in cash;

☐            makes payment of $                     therefor through cancellation of indebtedness; or

☐                                    directs the Company to issue              shares, and to withhold           shares in lieu of payment of the Warrant Price, as described in Section 2.1 of the Warrant.

All shares to be issued pursuant hereto shall be issued in the name of and the initial address of such person to be entered on the books of                        shall be:

The shares are to be issued in certificates of the following denominations:

[Type Name of Holder]

By:
Title:

Dated:

FORM OF ASSIGNMENT

(ENTIRE)

[To be signed only upon transfer of entire Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER

TO TRANSFER THE WITHIN WARRANT

FOR VALUE RECEIVED                                                         hereby sells, assigns and transfers unto                                                 all rights of the undersigned under and pursuant to the within Warrant, and the undersigned does hereby irrevocably constitute and appoint                                              Attorney to transfer the said Warrant on the books of                           , with full power of substitution.

[Type Name of Holder]

By:
Title:

Dated:

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

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FORM OF ASSIGNMENT

(PARTIAL)

[To be signed only upon partial transfer of Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER

TO TRANSFER THE WITHIN WARRANT

FOR VALUE RECEIVED                                                      hereby sells, assigns and transfers unto                                                   (i) the rights of the undersigned to purchase         shares of Common Stock under and pursuant to the within Warrant, and (ii) on a non-exclusive basis, all other rights of the undersigned under and pursuant to the within Warrant, it being understood that the undersigned shall retain, severally (and not jointly) with the transferee(s) named herein, all rights assigned on such non-exclusive basis.  The undersigned does hereby irrevocably constitute and appoint                                                       Attorney to transfer the said Warrant on the books of                          , with full power of substitution.

[Type Name of Holder]

By:
Title:

Dated:

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

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